Exhibit 3.1

                              CERTIFICATE OF TRUST

                                       OF

                         NELNET STUDENT LOAN TRUST 200 -

               THIS Certificate of Trust of Nelnet Student Loan Trust 200 - (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code ss. 3801 et seq.)(the "Act").

1. Name. The name of the statutory trust formed hereby is Nelnet Student Loan Trust 200 - .

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are
                                                                      .

3. Effective Date. This Certificate of Trust shall be effective upon filing.

               IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                                                         ,
                                                   as Delaware Trustee



                                                   By:
                                                       -------------------------

                                                   Name:
                                                         -----------------------

                                                   Title:
                                                          ----------------------